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                                                                    Exhibit 23.3

             Report on Schedule and Consent of Independent Auditors

Management Committee
Earlychildhood LLC:

   The audits referred to in our report dated February 16, 2001, except for Notes 2(o) and 22 which are as of March 14, 2001, included the related Schedule of Valuation and Qualifying Accounts as of December 31, 1999 and 2000, and the years then ended, included in the Registration Statement on Form S-4. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

   We consent to the use of our reports included herein and to the reference to our firm under the headings "Accountants" and "Experts" in the Registration Statement.

KPMG LLP

San Francisco, California
March 15, 2001